THIS NOTE, THE SHARES OF COMMON STOCK AND THE COMMON STOCK PURCHASE WARRANTS ISSUABLE UPON CONVERSION OF THIS NOTE (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. THE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAW AND CANNOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH LAWS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL AGENCY HAS PASSED ON, RECOMMENDED, OR ENDORSED THE MERITS OF THE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                               FORM OF CONVERTIBLE
                                 PROMISSORY NOTE

$______________                                             January ______, 1999

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, netValue Holdings, Inc., a Delaware corporation having its principal executive office at Two Penn Center Plaza, Suite 605, Philadelphia, PA 19102 (hereinafter referred to, and obligated as, "Borrower"), promises to pay to the order of _________________ ("Lender"), the principal sum of _________________ Dollars, together with interest as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Promissory Note (the "Note").

         1. Maturity Date. The Note shall have a maturity date (the "Maturity Date") of the earlier of (i) the date on which the Lender elects to convert all of the outstanding and unpaid principal and accrued interest of this Note into shares of the Borrower's common stock, par value $.001 per share ("Common Stock") pursuant to Paragraph 5(a) hereof; (ii) the date on which the Borrower elects to cause a Mandatory Conversion of all of the outstanding and unpaid principal and accrued interest of this Note into shares of the Borrower's Common Stock pursuant to Paragraph 5(b) hereof; or (iii) the one-year anniversary of the closing of the merger of Borrower and netValue, Inc.
(the "Merger").

         2. Interest.

            (a) During the period beginning on the date hereof and ending on the Maturity Date, interest shall accrue daily on the outstanding principal amount hereunder at a simple rate of twelve percent (12%) per annum.

            (b) Interest shall be calculated hereunder for the actual number of days that the principal is outstanding, based on a three hundred sixty (360) day year. Interest shall continue to accrue on the principal balance hereof at the then-applicable simple rate of interest specified in this Note, notwithstanding any demand for payment, acceleration and/or the entry of any judgment against Borrower, until all principal owing hereunder is paid in full or converted into shares of Common Stock.

         3. Payment. No payments of principal or accrued interest shall be due on the Note until the Maturity Date. Accrued interest shall be paid in shares of Common Stock of Borrower at the Conversion Price upon any conversion of the Note into shares of Borrower's Common Stock pursuant to Paragraph 5 hereof. All accrued and unpaid interest shall be paid in cash upon the one-year anniversary of the closing of the Merger if no conversion shall occur.

         4. Prepayments. The Borrower reserves the right to prepay any or all of the principal balance due on the Note at any time prior to the Maturity Date.

         5. Conversion Rights.

            (a) Conversion at the Option of Lender.

                (i) Lender may, at any time and from time to time, convert (an "Optional Conversion") all or any part of the outstanding principal amount of the Note, plus all accrued interest thereon through the date of conversion, into a number of fully paid and nonassessable shares of Common Stock of Borrower equal to the quotient of the total amount of principal and accrued interest which Lender has elected to convert divided by the conversion price in effect at such time (the "Conversion Price"). The initial Conversion Price shall be $2.00.

                (ii)  In order to effect an Optional Conversion, Lender shall:
(x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to Borrower for the Common Stock and (y) surrender or cause to be surrendered, the Note duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter, to Borrower. Upon receipt by Borrower of a facsimile copy of a Notice of Conversion from Lender, Borrower shall immediately send, via facsimile, a confirmation to Lender stating that the Notice of Conversion has been received, the date upon which Borrower expects to deliver the Common Stock issuable upon such Optional Conversion and the name and telephone number of a contact person at Borrower regarding the Optional Conversion. Borrower shall not be obligated to issue shares of Common Stock issuable upon such Optional Conversion unless either the Note is delivered to Borrower as provided above, or Lender notifies Borrower that the Note has been lost, stolen or destroyed and Lender complies with such reasonable requirements of Borrower as are necessary to assure Borrower of such loss, theft or destruction.

                (iii) Upon the surrender of the Note and a Notice of Conversion, Borrower shall issue and deliver to Lender (x) that number of shares of Common Stock issuable upon such

Optional Conversion of the portion of the Note being converted, (y) that number of Common Stock Purchase Warrants issuable in accordance with Section 5(c), and
(z) a new note in substantially the same form as the Note representing the balance of the principal amount of the Note not being converted, if any.

                  (b) Mandatory Conversion at the Election of Borrower.

                      (i) Borrower may cause all, but not less than all, of the outstanding principal amount of the Note, plus all accrued interest thereon through the date of conversion, to be converted into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of the total amount of principal and accrued interest thereon through the date of conversion divided by the Conversion Price (a "Mandatory Conversion") upon the occurrence of any one of the following events:

                          1) If (i) Borrower's Common Stock is listed on the
                             NASDAQ Over-the-Counter Bulletin Board Trading System (the "Bulletin Board"), (ii) the average of the "bid" and "ask" price on the Bulletin Board is at least $5.00 per share for a period of at least twenty (20) consecutive trading days immediately preceding the date of conversion and (iii) the shares of Common Stock issuable upon conversion of the Note have been registered for resale with the Securities and Exchange Commission (the "SEC"); or

                          2) If (i) Borrower's Common Stock is traded on any
                             national exchange or market (other than the Bulletin Board), (ii) the average closing price on such exchange or market is at least $5.00 per share for a period of at least twenty (20) consecutive trading days immediately preceding the date of conversion and (iii) the shares of Common Stock issuable upon conversion of the Note have been registered for resale with the SEC.

                      (ii) In order to effect a Mandatory Conversion, Borrower shall: fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to Lender. Within three (3) business days of receipt by Lender of such Notice of Conversion from Borrower, Lender shall cause the Note, duly endorsed, to be surrendered to Borrower. In the event the Note is not surrendered to Borrower within three (3) business days following the receipt by Lender of a Notice of Conversion from Borrower, the Note shall for all purposes be deemed canceled and shall no longer constitute an obligation of Borrower, except for Borrower's obligation to deliver shares of Common Stock and Common Stock Purchase Warrants in accordance with Sections 5(b)(iii) and 5(c) hereof.

                           (iii) Borrower shall not be obligated to issue shares
of Common Stock or Common Stock Purchase Warrants issuable upon a Mandatory Conversion unless either the Note is delivered to Borrower as provided above, or Lender notifies Borrower that the Note has been lost, stolen or destroyed and Lender complies with such reasonable requirements of Borrower as are necessary to assure Borrower of such loss, theft or destruction. Upon the surrender of the Note, Borrower shall issue and deliver to Lender that number of shares of Common Stock and that number of Common Stock Purchase Warrants issuable upon such Mandatory Conversion.

                       (c) Issuance of Common Stock Purchase Warrant. Borrower shall issue to Lender a Common Stock Purchase Warrant (the "Common Stock Purchase Warrant") to purchase one-half of one share of Common Stock of Borrower for each share of Common Stock of Borrower issued to Lender upon any Optional Conversion or Mandatory Conversion. The Common Stock Purchase Warrant shall be exercisable for a period of three years from the date of issuance at an exercise price of $6.00 per share of Common Stock and shall have the other terms and conditions and be in the form attached at Exhibit "A" hereto.

                       (d) Taxes. Borrower shall pay any and all taxes (other than transfer taxes) which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon any Conversion.

                       (e) No Fractional Shares. If any Conversion would result in the issuance of a fractional share of Common Stock such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such Conversion shall be the nearest whole number of shares.

                       (f) Adjustments to the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) If at any time on or after the date of issuance
of the Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, Borrower shall notify Borrower's transfer agent of such change on or before the effective date thereof.

                           (ii) If, at any time there shall be (i) any
reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of Borrower with any other entity (other than a merger in which Borrower is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of Borrower or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then Lender shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon Conversion had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of Lender to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof.

                           (iii) If Borrower shall declare or make any
distribution of its assets (or rights to acquire its assets) to holders of all shares of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (a "Distribution"), then Lender shall be entitled, upon any Conversion after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Lender with respect to the shares of Common Stock issuable upon such Conversion had Lender been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                           (iv) Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 5(e), Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                       (g) Restrictions on Transfer of Shares of Common Stock and Common Stock Purchase Warrants.

                           (i)  Lender understands that the shares of Common
Stock and the Common Stock Purchase Warrants have not been and are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not transferred unless (a) subsequently registered thereunder, (b) Lender shall have delivered to Borrower an opinion of counsel (which opinion shall be in form, substance and scope reasonably acceptable to Borrower) to the effect that the shares of the Common Stock and the Common Stock Purchase Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act.

                           (ii) Lender hereby acknowledges and agrees that the
shares of Common Stock and the Common Stock Purchase Warrants shall be subject to any additional customary restrictions on their sale, transfer or exchange as are reasonably requested to be imposed on Lender by Borrower's underwriter in connection with an initial public offering of Borrower's shares of Common Stock.

                           (iii) Lender understands that the certificates for
the shares of Common Stock and the Common Stock Purchase Warrants will bear a restrictive legend setting forth such restrictions on transfer.

         6. Ranking. The Notes will be subordinated to all present and future indebtedness of the Borrower ranking by its terms senior to the Note.

         7. Security. The Notes will be unsecured obligations of Borrower.

         8. Lender's Rights Upon Default.

         Each of the following events shall constitute an "Event of Default" and, upon the occurrence thereof, Lender shall have the option, without the necessity of giving any prior written notice to Borrower, (1) to accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof and (2) to exercise all of Lender's rights and remedies under this Note or otherwise available at law or in equity:

                  (a) Borrower shall fail to pay the principal amount of the Note or accrued interest thereon on the Maturity Date;

                  (b) Borrower shall fail to issue shares of Common Stock or Common Stock Purchase Warrants within thirty (30) days of any Optional Conversion or Mandatory Conversion and Lender shall not be in default of any of its obligations in connection therewith;

                  (c) Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its or their creditors;

                  (d) Proceedings in bankruptcy, or for reorganization of Borrower for the readjustment of any of its or their debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of their commencement;

                  (e) A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within sixty (60) days of appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue its business(es) or materially change the nature of its business(es);

                  (f) Borrower shall suffer any final judgment for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) and the same shall not be discharged or stayed within a period of thirty (30) days from the date of entry thereof.

         9. Application of Funds. All sums realized by Lender on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney's fees) incurred by Lender, second to accrued and unpaid interest, and then to principal.

         10. Attorney's Fees and Costs. In the event that Lender engages an attorney to represent it in connection with (a) any default by Borrower under this Note, (b) the enforcement of any of Lender's rights and remedies hereunder,
(c) any bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (d) any actual litigation arising out of or related to any of the foregoing, then Borrower shall be liable to and shall reimburse Lender on demand for all reasonable attorneys' fees, costs and expenses incurred by Lender in connection with any of the foregoing provided a final and unappealable judgment in favor of Lender has been issued in connection therewith.

         11. Governing Law. This Note is made and delivered in the State of Delaware and shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard to conflicts of laws principles. Borrower agrees to the exclusive jurisdiction of the federal and state courts located in the State of Delaware in connection with any matter arising hereunder, including the collection and enforcement of this Note.

         12. Miscellaneous.

                  (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note.

                  (b) Notwithstanding anything to the contrary contained herein, if the Merger has not been consummated prior to December 31, 2001, then Lender shall have the right to demand payment of the principal amount of this Note and all accrued interest thereon.

                  (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower's successors and assigns.

                  (d) If any provision of this Note shall for any reason be held to be invalid or unen forceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender's or Lender's right to exercise that or any other right or remedy to which Lender is entitled.

                  (f) The rights and remedies of Lender under this Note shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently.

                  (g) Lender shall have the right, without the prior consent of Borrower, to assign all of Lender's rights and obligations hereunder.

         IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note the day and year first above written and has hereunto set hand and seal.



                                            NETVALUE HOLDINGS, INC.


                                        By: /s/ Andrew P. Panzo
                                            -----------------------------
                                            Andrew P. Panzo
                                            President

                              NOTICE OF CONVERSION

                                                          Dated: ________, ____.


To:_____________________________


         The undersigned, pursuant to the provisions set forth in a Convertible Promissory Note made by netValue Holdings, Inc. dated _____________ (the "Note"), hereby agrees to convert the principal and accrued interest in the amount of $___________ under the Note into shares of netValue Holdings, Inc. common stock, par value $.001 per share, at the conversion price set forth in the Note. Please issue a certificate or certificates for such shares of Common Stock to:


                                       Name:____________________________________

                                       Signature:_______________________________
                                       Address:_________________________________
                                               _________________________________


                                       Note: The above signature should
                                             correspond exactly with the name on
                                             the face of the within Warrant.